Exhibit 99.1

Datavault AI Announces Change in Distribution Date for Warrants to Purchase Common Stock to Eligible Record Equityholders of Datavault AI to February 23, 2026

PHILADELPHIA, PA, February 13, 2026 (GLOBE NEWSWIRE) – Datavault AI Inc. (NASDAQ: DVLT) (“Datavault AI” or the “Company”), a provider of data monetization, credentialing, digital engagement, and real-world asset tokenization technologies, today announced that its board of directors (the “Datavault Board”) has changed the distribution date for the previously announced dividend (the “Distribution”) of warrants (the “Warrants”) to purchase shares of Datavault AI common stock, par value $0.0001 per share (the “Common Stock”), to eligible record holders (“Record Holders”) of Common Stock and other equity securities of Datavault AI to February 23, 2026 (the “Distribution Date”) from February 21, 2026. The record date for the Distribution remains January 7, 2026 (the “Record Date”).

The Record Date and/or the Distribution Date for the Distribution may be changed by the Datavault Board for any reason at any time prior to the actual Distribution Date, and completion of the Distribution is conditioned upon the Datavault Board having not revoked the Distribution prior to the Distribution Date, including for a material change to the solvency or surplus analysis presented to the Datavault Board.

Warrant Terms

The Warrants will be issued without any action required by Record Holders and without any payment of cash or other consideration.

•	Eligibility: Record Holders are the holders of the following Datavault AI securities, in each case, as of the close of business on the Record Date:

o	Common Stock;

o	certain warrants to purchase Common Stock that have the right to participate in the Distribution pursuant to their respective terms;

o	certain convertible promissory notes of Datavault AI that have the right to participate in the Distribution pursuant to their respective terms; and

o	certain equity awards and/or grants that are issued and outstanding as of the Record Date and which were granted under Datavault AI’s stock option plan, stock incentive plan or other equity incentive plans that have not been exercised or converted and settled (or, in the case of restricted stock awards, that have not yet vested) as of the Record Date that are entitled to participate in the Distribution pursuant to the terms of their respective awards and/or grants.

•	Distribution Ratio: The Distribution will be made to the Record Holders on the basis of one Warrant to purchase one share of Common Stock for every 60 shares of Common Stock held (or, for securities other than Common Stock, shares of Common Stock underlying such other equity securities of Datavault AI held, subject to the contractual terms of such securities) by such holders as of the close of business on the Record Date (rounding down to the nearest increment of 60 shares).

•	Exercise Price: Each Warrant will entitle the holder to purchase one share of Common Stock (each, a “Warrant Share”) at an exercise price of, initially, $5.00 per share (the “Exercise Price”) at any time and from time to time following the Distribution Date until the expiration of the Warrants. The Exercise Price will be subject to adjustment in connection with certain events including: (i) stock dividends, splits, subdivisions, reclassifications and combinations; (ii) rights issues; (iii) other distributions and spin-offs; and (iv) fundamental transactions (in each case, as will be set forth in the Warrants).

•	Exercise Method: Cash exercise only; however, if there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares upon exercise of the Warrants to the holder, the Warrants may only be exercised pursuant to the “cashless exercise” provisions of the Warrants.

•	Conditions to Exercise: The exercise of the Warrants will be conditioned upon the requirement that the beneficial owner of each such Warrant: (a) holds one Dream Bowl Meme Coin II token per Warrant requested to be exercised; and (b) each such Dream Bowl Meme Coin II token is held in a digital wallet within a Datavault account, in each case, as of the date the applicable “Notice of Exercise” in the form attached to the Warrants (each, a “Notice of Exercise”) is delivered to the VStock Transfer, LLC, as warrant agent for the Warrants (such conditions, the “Warrant Exercise Conditions”). Datavault AI has made separate announcements and filings with the Securities and Exchange Commission (the “SEC”) regarding the Dream Bowl Meme Coin II tokens and Record Holders are encouraged to read such announcements and filings for more information regarding such tokens.

No Notice of Exercise will be deemed validly delivered unless it specifies a valid and accurate digital wallet address, indicates the number of Dream Bowl Meme Coin II tokens held in such wallet, which number will be subject to verification by Datavault AI, and sets forth the email address associated with the applicable holder’s Datavault account. Verification of the Warrant Exercise Conditions may take up to five trading days from the date on which Datavault AI receives the applicable Notice of Exercise. These and/or any other conditions to the exercise of the Warrants will be set forth in the Warrants themselves.

•	Transfer Restrictions: The Warrants may not be transferred, assigned or sold, except under limited circumstances to be set forth in the Warrants, including by gift to an immediate family member or trust, by virtue of laws of descent and distribution upon death or pursuant to a qualified domestic relations order.

•	Expiration: 5:00 p.m. New York City time on the date that is the one-year anniversary of the Distribution Date.

Record Holders are encouraged to review the information available in the document containing questions and answers regarding the dividend and the Warrants that was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2026.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Datavault AI intends to file a prospectus supplement to its base prospectus, dated as of July 9, 2025 (such prospectus supplement, together with the base prospectus, the “Prospectus”), accompanying its shelf registration statement on Form S-3 (File No. 333-288538) filed with the SEC on July 7, 2025, and declared effective on July 9, 2025, registering the distribution of the Warrants for no consideration and the issuance of the Warrant Shares upon exercise of the Warrants with the SEC, which Prospectus will be available on the SEC’s website located at http://www.sec.gov. Record Holders should read the Prospectus carefully when it is filed with the SEC, including the Risk Factors included and incorporated by reference therein.

About Datavault AI

Datavault AI™ (Nasdaq: DVLT) leads AI-driven data experiences, valuation, and monetization in the Web 3.0 environment. The Company’s cloud-based platform delivers comprehensive solutions through its collaborative Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division includes WiSA®, ADIO®, and Sumerian® patented technologies for spatial and multichannel wireless HD sound. The Data Science Division harnesses Web 3.0 and high-performance computing for experiential data perception, valuation, and secure monetization across industries including sports & entertainment, biotech, education, fintech, real estate, healthcare, and energy. The Information Data Exchange® (IDE) enables Digital Twins and secure NIL licensing, fostering responsible AI with integrity. Datavault AI’s customizable technology suite offers AI/ML automation, third-party integration, analytics, marketing automation, and advertising monitoring. Headquartered in Philadelphia, PA. Learn more at www.dvlt.ai.

Forward-Looking Statements

This press release may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. (“Datavault AI,” the “Company,” “us,” “our,” or “we”) and our industry that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding our declaration and/or payment of dividends, our expectations regarding the terms and/or timing of the Distribution (including that the Datavault Board may change the Record Date and/or the Distribution Date and may revoke the Distribution entirely), the expiration date of the Warrants and any conditions to the exercise of the Warrants, including, without limitation, the Warrant Exercise Conditions, our intention to file a prospectus supplement registering the distribution of the Warrants for no consideration and the issuance of the Warrant Shares upon exercise of the Warrants with the SEC, and whether we will proceed with the Distribution, are necessarily based upon estimates and assumptions that, while considered reasonable by Datavault AI and its management, are inherently uncertain. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. There can be no assurance that future dividends will be declared, and the payment of any dividend is expressly conditioned on the Datavault Board not revoking any or all dividends before their respective distribution dates. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: risks related to legal proceedings that may be instituted against Datavault AI regarding the Distribution and/or the Warrants; risks associated with the right of the Datavault Board to change the Record Date and/or the Distribution Date, and/or to revoke the Distribution prior to the Distribution Date; the availability from time to time of the Prospectus and/or an effective registration statement covering the issuance of the Warrant Shares; changes in economic, market or regulatory conditions; and other risks and uncertainties as more fully described in Datavault AI’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Investor Contact:

800.491.9665

ir@dvlt.ai

Media Inquiries:

info@dvlt.ai